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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Alpha Microsystems for the registration of 2,836,354 shares of its Common Stock and to the incorporation by reference therein of our report dated March 10, 2000, except for Notes 2, 5 and 13, as to which the date is March 30, 2000, with respect to the consolidated financial statements and schedule of Alpha Microsystems included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP


                                             /s/ ERNST & YOUNG LLP
                                             -------------------------
                                                 Ernst & Young LLP


Orange County, California
April 27, 2000